Schedule II
                              KVH INDUSTRIES, INC.

                        Valuation and Qualifying Accounts


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


           Description             Balance at Beginning   Additions Charged     Deductions from     Balance at End of
                                          of Year         to Cost or Expense        Reserve                Year
------------------------------------------------------------------------------------------------------------------------

Deducted from accounts  receivable  for doubtful  accounts,  (dollar  amounts in thousands).
               2000                                $ 101                   18                 (35)                   84

               1999                                 $ 92
                                                                           67                 (58)                  101
               1998                                 $ 74
                                                                           26                  (8)                   92


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